Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan of our report dated February 26, 2007, with respect to the consolidated financial statements of Corautus Genetics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Atlanta, Georgia
December 13, 2007